EXHIBIT 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that a single Schedule 13G (or any amendment thereto) relating to the common stock of HawkEye 360, Inc. shall be filed on behalf of each of the undersigned and that this Agreement shall be filed as an exhibit to such Schedule 13G.

Dated: August 14, 2026

NightDragon Growth I, L.P.

By:

NightDragon Growth GP I, LLC

its

General Partner

By:

/s/ David DeWalt

Name: David DeWalt

Title: Managing Member

NightDragon Growth GP I, LLC

By:

/s/ David DeWalt

Name: David DeWalt

Title: Managing Member

NightDragon Growth II, L.P.

By:

NightDragon Growth GP II, LLC

its

General Partner

By:

/s/ David DeWalt

Name: David DeWalt

Title: Managing Member

NightDragon Growth GP II, LLC

By:

/s/ David DeWalt

Name: David DeWalt

Title: Managing Member

David DeWalt

/s/ David DeWalt